Exhibit 99.5

1Q 2017 Ending Cash Update
($ in Millions)
1,800
1,750
1,700
1,600 $107M
1,500
1,400 163
1,347 1,300 56 1,200 510
1,100
1,000
900
Nov. Projections 4Q16 DIP Repayment 1Q17 Met/PCI Settlements Working Capital / Other 1Q17 Ending Cash 1Q17 Ending Cash
• 1Q 2017 ending cash is $107M higher than November projections (excluding 4Q 2016 DIP repayment):
– Met/PCI settlements reflect impact of higher Met ($285/mt vs. $175/mt) and PCI ($180/mt vs. $123/mt) pricing
– Working Capital/Other primarily reflects increasing receivables from higher pricing in March that will be collected in later periods
• November month-end actual EBITDAR totaled $136M, with total cash generation of $86M

Illustrative Sources and Uses
($ in Millions)
• Set forth below are the illustrative cash sources and uses for Peabody’s Plan of Reorganization (“Plan”)
– Assumes April 3, 2017 emergence from Chapter 11, for illustrative purposes
– For presentation purposes, assumes Peabody raises a new $1.5 billion exit facility and provides the Secured Second Lien Notes claimsholders $450 million of New Second Lien Notes, per the Plan
– Cash at emergence assumes the sale of Metropolitan and receipt of $204 million of net proceeds in 1Q17
– Analysis is preliminary and subject to material change
Sources & Uses
Sources of Cash Low Mid High Uses of Cash High Mid Low
Private Placement/Rights Offering Proceeds $1,500 $1,500 $1,500 Repayment of First Lien Claims $3,041 $3,041 $3,041 Exit Facility Proceeds 1,500 1,500 1,500 Convenience Class Cash Distributions 20 20 20 Cash at Emergence 1,300 1,350 1,400 Unsecured Claims Cash Distributions 23 23 23 Return of Cash Collateral 15 15 15 Exit Costs 540 490 440
Total Sources $4,315 $4,365 $4,415 Balance Sheet Cash 691 791 891 Total Uses $4,315 $4,365 $4,415
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